INTERCHANGE FINANCIAL SERVICES CORPORATION
                   __________________________________________

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

         Interchange Financial Services Corporation, organized under the laws of the State of New Jersey, to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock in connection with a division of its outstanding shares of Common Stock in accordance with N.J.S.A. 14A:7-15.1(3), hereby certifies:

         FIRST:   The name of the Corporation is Interchange Financial Services
         ------
Corporation.

         SECOND: The Board of Directors, at a meeting duly called and held on
         -------
January 18, 2005, authorized and approved a 3 for 2 division of all its issued and outstanding shares of Common Stock, no par value, effective February 2, 2005 and distributable to shareholders of record as of the close of business on February 17, 2005. As of the close of business on February 17, 2005 there were approximately 12,759,928 shares of Common Stock, no par value issued and outstanding which are divided into approximately 19,139,892 shares of Common Stock, no par value.

         THIRD: To increase the number of authorized shares of the Corporation
         ------
from 22,500,000 to 33,750,000, Article V of the Corporation's Certificate of Incorporation is amended to delete the first paragraph thereof and replace it with a paragraph reading as follows:
                                   "ARTICLE V
                                  CAPITAL STOCK

          The Corporation is authorized to issue 33,750,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine. The Corporation is also authorized to issue 1,000,000 shares of preferred stock, all of which are without nominal or par value, as the Board of Directors may determine."

         Except as set forth in the foregoing amendment, all provisions of the Corporation's Certificate of Incorporation shall continue in full force and effect.

         FOURTH: The amendment described in Article THIRD will not adversely
         -------                                    -----
affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the share division described in Article SECOND exceeding
                                                               ------
the percentage of authorized shares that was unissued before division of shares.

         FIFTH: The within amendment to the Certificate of Incorporation was
         ------
adopted by the Board of Directors of the Corporation at a meeting duly called and held on January 18, 2005 in accordance with N.J.S.A. 14A:7-15.1(2).
                                                --------
         SIXTH: The foregoing amendment to the Corporation's Certificate of
         ------
Incorporation shall become effective on February 2, 2005 or the date on which this Certificate of Amendment is filed with the Secretary of State of the State of New Jersey.

         IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this certificate the 12TH day of April, 2005.
                                        ----
ATTEST:                                     INTERCHANGE FINANCIAL SERVICES
                                            CORPORATION


BY:   /s/ Nicholas Marcalus                 BY:  /s/ Charles T. Field
      _____________________                      ____________________
       Nicholas Marcalus                          Charles T. Field
       Secretary                                  Senior Vice President & CFO

                     RESTATED CERTIFICATE OF INCORPORATION
                     _____________________________________

                                       OF
                                       __

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                   __________________________________________


     The above-named Corporation hereby submits for filing this Restated Certificate of Incorporation pursuant to the provisions of N.J.S.A. 14:9-5:

     1. The Corporation's initial Certificate of Incorporation was filed on October 15, 1984 and was subsequently amended on various dates. This Restated Certificate of Incorporation restates and integrates in a single Certificate the provisions of the Corporation's Certificate of Incorporation as heretofore amended but does not contain any substantive amendments.

     2.   This Restated Certificate of Incorporation provides as follows:

                                    ARTICLE I
                                    _________

                                 CORPORATE NAME

     The name of the Corporation is Interchange Financial Services Corporation (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                                   __________

                            CURRENT REGISTERED OFFICE
                          AND CURRENT REGISTERED AGENT

     The address of the Corporation's current registered office is c/o Andora & Romano, L.L.C., 15 Essex Road, Paramus, New Jersey 07652. The name of the Corporation's current registered agent at that address is Anthony D. Andora, Esq.

                                   ARTICLE III
                                   ___________

                               BOARD OF DIRECTORS

     Number of Directors; Classification. The number of directors of the Corporation shall be not less than 5 nor more than 15 persons. The exact number of directors within such minimum and maximum limitations shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Directors shall be classified with respect to the time for which they hold office into three classes as nearly equal in number as possible. At each annual meeting thereafter, the successors of the class of directors who term expires in that year shall be elected to hold office for a term of three years and thereafter until their successors are elected and qualified.

     Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. Any director elected by the Board in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Removal. Any director, or the entire Board of Directors, may be removed at any time by the shareholders, with or without cause, but only by the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote for the election of directors generally. The Board of Directors may remove any director for cause or suspend a director pending a final determination that cause exists for removal, but , in either case, only by a majority vote of the entire Board.

     Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the shares of the Corporation entitled to vote therein shall be required to amend or repeal any provision in Article III of this Certificate.

     The current Board of Directors of the Corporation is as follows:

            Name of Director                  Address
            ________________                  _______

            Anthony S. Abbate                 6 Robin Hood Court
                                              Montvale, NJ 07645

            Anthony D. Andora, Esq.           211 Sagamore Lane
                                              Franklin Lakes, NJ 07417

            Donald L. Correll                 746 Wooded Trail
                                              Franklin Lakes, NJ 07417

            Anthony Coscia                    35 Cypress Avenue
                                              North Caldwell, NJ 07006

            John J. Eccleston                 32 Devereux Drive
                                              Manchester, NJ 08759

            David Ficca                       296 Feather Lane
                                              Franklin Lakes, NJ 07417

            James E. Healey                   5 Briarwood Court
                                              Woodcliff Lake, NJ 07677

            Nicholas R. Marcalus              101 Barrister Court
                                              Wyckoff, NJ 07481

            Eleanore S. Nissley               145 Phelps Road
                                              Ridgewood, NJ 07450

            Jeremiah F. O'Connor              150 River Road - Apt. 4E
                                              Edgewater, NJ 07020

            Robert P. Rittereiser             766 Butternut Drive
                                              Franklin Lakes, NJ 07417

            Benjamin Rosenzweig               49 East 37th Street
                                              Paterson, NJ 07517

                                   ARTICLE IV
                                   __________

                                CORPORATE PURPOSE

     The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act, subject to any restrictions which may be imposed from time to time by the Laws of the United States or the State or New Jersey with regard to the activities of a bank holding company.

                                    ARTICLE V
                                    _________

                                  CAPITAL STOCK

     The Corporation is authorized to issue 33,750,000 shares of common stock, all of which are without nominal or par value, as the Board of Directors may determine. The Corporation is also authorized to issue 1,000,000 shares of preferred stock, all of which are without nominal or par value, as the Board of Directors may determine.

The Board of Directors may, at any time or from time to time, (a) divide any or all of the preferred shares into series: (b) determine for any series established by the Board its designation, number of shares, and relative rights, preferences, and limitations; (c) increase the number of shares of any series established by the Board, as long as the number, together with the number of shares of all series of preferred shares, does not exceed number of those shares authorized pursuant to this certificate of incorporation; (d) decrease the number of shares of any series established by the Board to a number not less than the number of shares of that series then outstanding; (e) change the designation, number of shares, relative rights, preferences, or limitations of the shares of any series established by the Board, no shares of which have been issued; and (f) cause to be executed and filed without further approval of the shareholders of this Corporation, any amendment or amendments to this certificate of incorporation as may be required to accomplish any of these amendments.

     In particular, but without limiting the generality of the above authority, the Board of Directors shall have authority to determine the following concerning any series of preferred stock established by the Board:

     1. The dividend rate or rates on shares of the series, any restrictions, limitations, or conditions on the payment of the dividends, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable.

     2. Whether the shares of the series shall be redeemable and, if so, the time or times, the price or prices, the required notice or notices, and the other terms and conditions on which the shares may be redeemed.

     3. The rights of the holders of shares of the series in the event of liquidation, dissolution, or winding up of the Corporation.

     4. Whether the shares of the series shall be convertible into shares of any class, classes, or series, and, if convertible, the price, prices, rate, or rates of conversion, any method of adjusting these prices or rates, and any other terms and conditions on which the shares shall be convertible.

     5.   The extent of any voting powers of the shares of the series.

                                   ARTICLE VI
                                   __________

                                 INDEMNIFICATION

The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees, and agents, and any other person serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, with respect to which such officer, director, employee, agent, or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the shares of the Corporation entitled to vote thereon shall be required to amend or repeal any provision in Article III of this Certificate.

                                  ARTICLE VII
                                  ___________

          Section 1. Vote Required For Certain Business Combinations.

          A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in
               Section 2 of this Article VII:

               (i) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation or other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

               (ii) Any  plan of  exchange  for all  outstanding  shares  of the
                    Corporation or any Subsidiary or for any class of either with (a) any Interested Shareholder or (b) any other corporation or other person (whether or not itself and Interested Shareholder) which is, or after such plan of exchange would be an Affiliate of an Interested Shareholder; or

               (iii) Any sale, lease, exchange,  mortgage,  pledge,  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $2,000,000 or more; or

               (iv) The  issuance  or  transfer  by  the   Corporation   or  any
                    Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $2,000,000 or more; or

               (v) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

               (vi) Any  reclassification  of securities  (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction(whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

               shall require the affirmative vote of the holders of at least 80% of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by this Certificate of Incorporation, or otherwise.

          B.   Definition  of  "Business   Combination".   The  term   "Business
               Combination" as used in this Article VII shall mean any transaction which is referred to in any one or more of clauses
               (i) through (vi) of paragraph A of this Section 1.

     Section 2. When Higher Vote is Not Required.

          The  provisions  of  Section  1 of  this  Article  VII  shall  not  be applicable  to any  particular  Business  Combination,  and  such  Business
     Combination shall require only such affirmative vote, if any, as is required by law and any other provision of this Certificate of Incorporation, if either the conditions in paragraph A or all of the conditions in paragraph B are met:

          A  Approval by Continuing  Directors.  The Business  Combinations
          _  __________________________________
     shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

          B  Price  and  Procedure  Requirements.   All  of  the  following
          _  ____________________________________
     conditions shall have been met:

               (i) The aggregate of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                    (a)  (If applicable) the highest per share price  (including
                         any   brokerage   commissions,   transfer   taxes   and
                         soliciting   dealers'

                         fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"); or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                    (b) The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article as the "Determination Date"), whichever is higher; and

                    (c) (If applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph B(i)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

               (ii) The  consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

               (iii) After such Interested  Shareholder has become an Interested
                    Shareholder  and prior to the  consummation of such Business
                    Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock except as necessary to reflect any division of the Common Stock, except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

               (iv) After such  Interested  Shareholder has become an Interested
                    Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (v) A proxy or information statement describing the proposed Business Combination, and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          Section 3.  Certain Definitions.

          For the purpose of this Article VII:

               A. A "person" shall mean individual, firm, corporation or other entity.

               B. "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary or any individual who is a Director of the Corporation on the date this Certificate of Incorporation is adopted and any Affiliate or Associate of such Director) who or which:

                    (i) is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of Voting Stock; or

                    (ii) is an  Affiliate  of the  corporation  and at any  time within the two-year period immediately prior to the date was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                    (iii) is an assignee of or has  otherwise  succeeded  to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               C.   A person shall be "beneficial owner" of any Voting Stock:

                    (i)  which  such  person  or  any  of  its   Affiliates   or
                         Associates (as hereinafter defined) beneficially owns, directly or indirectly" or

                    (ii) which  such  person  or  any  of  its   Affiliates   or
                         Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                    (iii) which are beneficially owned,  directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

               D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this
                    Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Act of 1934, as in effect on September 1, 1984.

               F. "Subsidiary" means any corporation of which a majority or any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who was on the Board when this Article VII was adopted and any subsequent member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

               H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of stock during the 30-day period preceding the date in question on the National Association of Securities

                    Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

               I. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article VII, shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

               Section 4.  Powers of the Board of Directors.

                    The  Directors of the  Corporation  shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the assets which are the subject of any Business Combination has, an aggregate Fair Market Value of $2,000,000 or more.

               Section 5. No Effect on Fiduciary Obligations on Interested Shareholders.

                    Nothing  contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

               Section 6.  Amendment, Repeal, etc.

                    Notwithstanding  any other provisions of this Certificate of
               Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal this Article VII of this Certificate of Incorporation.

                                  ARTICLE VIII
                                  ____________

                               SHAREHOLDER ACTION:
                                SPECIAL MEETINGS

               Any action required or permitted to be taken by the shareholders of the Corporation shall be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders unless all the shareholders entitled to vote thereon consent thereto in writing. Special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the Chairman of the Board, the President, or the Executive Committee of the Board of Directors. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares of the corporation entitled to vote thereon shall be required to amend or repeal this Article VIII.

                                   ARTICLE IX

                LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

     1. Except to the extent prohibited by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as to amended.

          Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X
                                    _________

               This Restated Certificate of Incorporation shall become effective upon filing.


                       INTERCHANGE FINANCIAL SERVICES CORPORATION

       Attest:

       /s/ Benjamin Rosenzweig              By: /s/ Anthony S. Abbate
       ______________________________           ____________________________
       Benjamin Rosenzweig, Secretary           Anthony S. Abbate, President



          I HEREBY CERTIFY that the within Restated Certificate of Incorporation of Interchange Financial Services Corporation was adopted by the Board of Directors of the Corporation at a regular meeting held on the 14th day of November 2002.

                            INTERCHANGE FINANCIAL SERVICES CORPORATION

                            By: /s/ Benjamin Rosenzweig
                                --------------------------------
                                  Benjamin Rosenzweig, Secretary